Exhibit 99.1

The Elmet Group to Invest Approximately $125 Million in Masan High-Tech Materials to Strengthen Tungsten Supply Chain

Two industry leaders formalize strategic relationship spanning the full tungsten value chain

Investment includes a 4.99% ownership stake and multi-year supply agreements across key production stages

Further advances the objectives of the United States Government’s $450 million committed investment announced September 14, 2026

PORTLAND, Maine — September 23, 2026 — The Elmet Group Co. (NASDAQ: ELMT) (“ELMT” or the “Company”), a U.S.-based provider of critical materials, precision-engineered components, and advanced high-energy systems, today announced a long-term strategic relationship with Vietnam-based Masan High-Tech Materials Corporation (UPCoM: MSR) (“MSR”) under which ELMT will acquire a 4.99% equity stake in MSR for $124.75 million. The acquisition formalizes a longstanding commercial relationship of more than 12 years, during which MSR has distinguished itself as a reliable supplier of high-quality tungsten materials and a valued strategic partner to ELMT.

Alongside the equity investment, the parties have entered into long-term commercial agreements under which MSR has agreed to supply ELMT with mined tungsten from its Nui Phao Mine and provide tungsten conversion services from its refining complex in Vietnam. The acquisition of an ownership stake and the commercial agreements establish a basis for ELMT and MSR to pursue increased refining throughput, new product development, and a broader international customer base.

“We value the opportunity to formalize our relationship with MSR, which furthers our progress toward a resilient tungsten supply chain,” said The Elmet Group CEO and Chairman Peter V. Anania. “During the 12 years we have worked alongside MSR, it has established itself as a proven tungsten producer with global significance. The Elmet Group is investing in the expansion of supply, refinement, and conversion of tungsten through this acquisition, building on the landmark investment we received from the United States Government to solidify our position as a vertically integrated, U.S.-based provider of critical materials.”

The technologies defining this century, including artificial intelligence, semiconductors and aerospace, cannot exist without tungsten,” said Chairman of Masan-High Tech Materials Danny Le. “The world can count on one hand the places that produce and refine it at scale. MSR is one of them. The Elmet Group has spent twelve years inside our supply chain. They know what we have built and what it would take to build again. That is what trust looks like when it converts into capital. Their investment speaks for itself. This is the beginning, and we will unlock MSR’s full value for shareholders in Vietnam and beyond.”

Robust and Complementary Capabilities

Together, the two companies connect the supply chain from ore to finished part: mining and concentration, chemical conversion, powder production, pressing and sintering, forming, and precision machining. MSR sits upstream, operating the Nui Phao Mine — one of the largest tungsten deposits in the world — alongside an integrated refining complex that converts concentrate into high-purity tungsten chemicals. ELMT sits downstream, transforming the materials processed by MSR into precision-engineered components for aerospace, defense, semiconductor, medical, industrial, and energy customers. Few relationships in the tungsten industry span such a broad range, and even fewer are reinforced by an equity relationship.

For ELMT, this formalized relationship is intended to secure long-term access to mined tungsten and conversion capacity at scale. For MSR, it is intended to secure a committed downstream industrial partner, additional third-party feedstock for its refinery, and a strategic shareholder with deep manufacturing expertise and access to diverse end markets.

These announcements follow the landmark investment ELMT received from the United States Government, announced on September 14, 2026. Each of these developments advance ELMT’s aim to become a robust provider of critical materials with capabilities and access throughout the full tungsten supply chain across key geographies around the world.

Completion of the equity investment is subject to customary closing conditions, including required regulatory and corporate approvals, and is expected to occur in the third quarter of 2026. The commercial agreements take effect upon completion. In connection with its new ownership position, ELMT will also receive one seat on MSR’s Board of Directors and support MSR’s planned uplisting to the Ho Chi Minh Stock Exchange, as well as its evaluation of an international listing.

About Masan High-Tech Materials

Masan High-Tech Materials is a leading global provider of advanced tungsten materials used across critical industries, including electronics, chemicals, automotive, aerospace, energy, and pharmaceuticals, serving customers worldwide. As the world’s largest producer of midstream and downstream tungsten products outside China, the Company operates the Nui Phao polymetallic mine and a state-of-the-art tungsten processing facility in Thai Nguyen Province, Vietnam. Masan High-Tech Materials is also a leading global producer of fluorspar and bismuth.

About The Elmet Group

The Elmet Group is a U.S.-based provider of critical materials, precision-engineered components, and advanced high-energy systems for the Aerospace, Defense and Government, Industrial, Medical, Semiconductor and Electronics, and Energy industries. The Company operates through three divisions: Critical Materials Components (CMC), Engineered Microwave Products (EMP), and Elmet Refining & Trading (ERT), leveraging materials science and precision engineering expertise to deliver high-performance solutions. The Elmet Group is dedicated to strengthening domestic manufacturing capabilities to support the U.S. and its Allies’ needs in both critical materials and advanced high-power microwave systems.

Media Contact

media@theelmetgroup.com

Investor Contact

Tom Colton and Greg Bradbury

Gateway Group, Inc.

ELMT@gateway-grp.com

949-574-3860

Forward-looking statements disclaimer

The information in this press release includes forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These statements generally relate to future events or our future financial or operating performance and include statements regarding (i) the purchase price and closing timing of ELMT’s acquisition of a 4.99% stake in MSR, (ii) the ability of ELMT and MSR to successfully pursue increased refining throughput, new product development, and a broader international customer base; (iii) the ability of ELMT to become a vertically integrated, U.S.-based provider of critical materials with capabilities and access throughout the full Tungsten supply chain across key geographies around the world; (iv) the receipt of regulatory and corporate approvals to complete the investment; (v) Elmet’s receipt of a board seat on MSR’s Board of Directors and MSR’s planned uplisting to the Ho Chi Minh Stock Exchange; and (vi) ELMT’s future performance, expected outcomes and strategic initiatives.

When used in this press release, words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” and “will,” the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Elmet’s Registration Statement on Form S-1, as amended (File No. 333-294725) and subsequent filings Elmet makes with the Securities and Exchange Commission. Elmet undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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